As filed with the Securities and Exchange Commission on March 23, 2004.

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2004

PETCO Animal Supplies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-23574	33-0479906
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9125 Rehco Road

San Diego, California 92121

(Address of Principal Executive Offices, including zip code)

(858) 453-7845

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

ITEM 5. Other Events and Required FD Disclosure.

On March 23, 2004, PETCO Animal Supplies, Inc. issued a press release announcing an agreement to acquire 20 former Kids “R” Us properties from Office Depot and that certain company executives would be presenting at investor conferences on Tuesday, March 23, 2004. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.

Exhibit Number	Description of Exhibit
99.1	Press release issued by PETCO Animal Supplies, Inc. on March 23, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 23, 2004	PETCO ANIMAL SUPPLIES, INC.

	By:	/s/ RODNEY CARTER
	Name:	Rodney Carter
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press release issued by PETCO Animal Supplies, Inc. on March 23, 2004.